E-423
Exhibit No. 14
Form 8-K
Headway Corporate Resources, Inc.
SEC File No. 0-23170

                        PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (the "Agreement") dated as of March 19, 1998 is made between HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation (the "Borrower"), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (the "Subsidiary Pledgors", and together with the Borrower, the "Pledgors", and each individually a "Pledgor"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                      W I T N E S S E T H:

     WHEREAS, the Secured Parties have agreed to provide to the Borrower a certain revolving credit facility with a letter of credit sublimit pursuant to the Credit Agreement dated as of March 19, 1998 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

     WHEREAS, each of the Subsidiary Pledgors has entered into that certain Guaranty Agreement of even date herewith (the
"Guaranty"); and

     WHEREAS, as collateral security for the payment and performance of the Borrower's Obligations and the Subsidiary Pledgors' obligations under the Guaranty, each Pledgor is willing to pledge and grant to the Agent for the benefit of the Lenders a security interest in all of the issued and outstanding shares of capital stock, whether now in existence or hereafter issued, of ownership or other equity interest, whether now owned or hereafter acquired, of each of its subsidiaries which are Domestic Subsidiaries, and 66% of the issued and outstanding shares of voting capital stock and 100% of the issued and outstanding shares of non-voting capital stock whether now in existence or hereafter issued, or ownership or other equity interest, whether now or hereafter existing, of each of its subsidiaries which are Direct Foreign Subsidiaries all of which are required to be subject to a Pledge Agreement pursuant to the Credit Agreement (such shares of capital stock being referred to herein as the "Pledged Stock", and all such other ownership or equity interests being collectively referred to herein, together with the Pledged Stock, as the "Pledged Interests"), including without limitation the Pledged Interests in such Subsidiaries more particularly described on Schedule I hereto (such Subsidiaries, together with all other Subsidiaries whose capital stock, ownership or other equity interest may be required to be subject to a Pledge Agreement from time to time, are hereinafter referred to collectively as the "Pledged Subsidiaries"); and

     WHEREAS,  the Lenders are unwilling to enter into  the  Loan
Documents unless each Pledgor enters into this Agreement;

     NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make Loans and issue Letters of Credit and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1.   Pledge of Stock; Other Collateral.

     (a) As collateral security for the payment and performance by the Borrower of its now or hereafter existing Obligations and by the Subsidiary Pledgors of their now or hereafter existing liabilities and obligations under the Guaranty (collectively with the Obligations, the "Secured Obligations"), each Pledgor hereby pledges and collaterally assigns to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a first priority lien and security interest in, the Pledged Interests and all of the following:

               (i) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Interests, other than cash dividends permitted to be retained by the Pledgors under Section 9 hereof;

               (ii) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Interests; and

               (iii)     all proceeds of any of the foregoing.

All such Pledged Interests, certificates, instruments, cash, securities, interest, dividends, rights and other property referred to in this Section 1, other than cash dividends issued in respect of such Pledged Stock that are permitted to be retained by the Pledgors under Section 9 hereof, are herein collectively referred to as the "Collateral." All of the Pledged Interests described on Schedule I in effect from time to time is currently owned by the respective Pledgors and, with respect to the Pledged Stock only, represented by the stock certificates listed on Schedule I hereto. There have been delivered to the Agent (A) with respect to all the Pledged Stock existing on the Closing Date, certificates evidencing such Pledged Stock, together with stock powers duly executed in blank by the Pledgors, and (B) with respect to all other Pledged Interests existing on the Closing Date, registrar's pledge certificates in the form of Exhibit B hereto.

     (b) Each Pledgor agrees to deliver all the Collateral to the Agent at such location or locations as the Agent shall from time to time designate by written notice pursuant to Section 18 hereof for its custody at all times until termination of this Agreement, together with such instruments of assignment and transfer as requested by the Agent.

     (c) Each Pledgor agrees to deliver all share certificates, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Agent may request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted thereby to the Agent for the benefit of the Lenders and further agrees to do and cause to be done, upon the Agent's request, all things determined by the Agent to be necessary to perfect and keep in full force the Lien in the Collateral hereunder granted thereby in favor of the Agent for the benefit of the Lenders, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the Lien and security interest in the Collateral hereunder granted thereby in favor of the Agent for the benefit of the Lenders. Each Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the Lien against the Collateral hereunder granted thereby to the Agent for the benefit of the Lenders hereunder.

     (d) All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by any Secured Party in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations and shall be paid to the Agent for the benefit of the Lenders by the Pledgors immediately upon demand therefor, with interest thereon until paid in full at the Default Rate for Base Rate Loans.

     (e) Each Pledgor agrees to register the Pledged Interests of the Agent on the registration books of each of its Pledged Subsidiaries. Each Pledgor agrees, except with respect to the Pledged Stock, that (i) it shall not issue certificates representing the Pledged Interests without the Agent's written consent and (ii) it shall issue certificates with respect to any Pledged Interests at the Agent's request.

     2. Status of Pledged Stock. Each Pledgor hereby represents and warrants to the Agent for the benefit of the Lenders that (i) with respect to its Subsidiaries that are corporations, all of the shares of Pledged Stock are validly issued and outstanding, fully paid and nonassessable and constitute all the authorized, issued and outstanding shares of capital stock of each of such Subsidiaries which are Domestic Subsidiaries and 66% of the authorized, issued and outstanding shares of voting capital stock and 100% of the authorized, issued and outstanding shares of non-voting capital stock of each of such Subsidiaries which are Direct Foreign Subsidiaries, (ii) with respect to such Subsidiaries that are not corporations, the Pledged Interests of such Subsidiaries constitute all of the equity or other ownership interest in each of such Subsidiaries which are Domestic Subsidiaries and 66% of the equity or other ownership interest of each of such Subsidiaries which are Direct Foreign Subsidiaries, (iii) such Pledgor is the registered and record and beneficial owner of such Pledged Interests, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the pledge hereunder and restrictions imposed by applicable law), (iv) such Pledgor has full corporate power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer such Pledged Interests in the manner and form hereof, and (v) the pledge, assignment and delivery of such Pledged Interests by the Pledgors to the Agent for the benefit of the Lenders pursuant to this Agreement creates, together with the delivery of certificates evidencing the Pledged Stock and the delivery of registrar's pledge certificates with respect to all other Pledged Interests, which delivery has heretofore been accomplished, and the filing of UCC-1 financing statements in the appropriate jurisdictions, a valid and perfected first priority security interest in such Pledged Interests in favor of the Agent for the benefit of the Lenders, securing the payment of the Secured Obligations. Except as permitted under Sections 9.5 or 9.7 of the Credit Agreement, none of the Pledged Stock (nor any interest therein or thereto) shall be sold, transferred or assigned, nor any Lien created therein, without the Agent's prior written consent, which may be withheld for any reason. Each Pledgor covenants with the Agent for the benefit of the Lenders that it shall at all times cause the Pledged Interests to be represented by the certificates now and hereafter delivered to the Agent in accordance with Section 1 hereof and that it shall not cause, suffer or permit any of the Pledged Subsidiaries to issue any capital stock, or securities convertible into, or exercisable or exchangeable for, capital stock, at any time during the term of this Agreement other than to the Pledgors and subject to this Agreement pursuant to Section 23 hereof.

     3.   Preservation and Protection of Collateral.

     (a) The Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, other than the obligation to deal with the Collateral while in its possession in the same manner as the Agent deals with similar securities or property for its own account.

     (b) Each Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral in which it has an interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and evidenced to the satisfaction of the Agent and provided further that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of the Pledgors to so pay or contest such taxes, charges, Liens or assessments, the Agent at its option may pay or contest any of them (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).

     4. Default. Upon the occurrence and during the continuance of any Event of Default, the Agent is given full power and authority, then or at any time thereafter, to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Agent may elect; and any such sale may be made either at public or private sale at the Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Agent may reasonably deem fair; and the Agent may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgors or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law and the Pledgors acknowledge that the Collateral is of a type customarily sold on a recognized market. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent. Each Pledgor recognizes that the Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the stock for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to the Pledgors than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify the Pledged Interests, even if such issuer would agree to register or otherwise qualify for public sale under the Securities Act or applicable state law. Each Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged Stock since it is not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Stock may be sold for an amount less than a pro rata share of the fair market value of the issuer's assets minus its liabilities. In addition to the foregoing, the Lenders may exercise such other rights and remedies as may be available under the Loan Documents, at law or in equity.

     5. Proceeds of Sale. The proceeds of the sale of any of the Collateral and all sums received or collected from or on account of such Collateral shall be applied to the payment of expenses incurred or paid by the Agent in connection with any holding, sale, transfer or delivery of the Collateral, to the payment of any other reasonable costs, charges, reasonable attorneys' fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part thereof, all in such order and manner as is provided in Section 10.5 of the Credit Agreement and otherwise as the Agent may determine and as permitted by applicable law.

     6. Presentments, Demands and Notices. The Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

     7. Attorney-in-Fact. Each Pledgor hereby appoints the Agent as such Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to such Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect of, or otherwise constituting, the Collateral or any part thereof and to give full discharge for the same.

     8. Waiver by Pledgors. Each Pledgor waives (to the extent permitted by applicable law) any right to require the Agent or any Lender or any other obligee of the Secured Obligations to (a) proceed against any other Pledgor or any Person, including without limitation any Guarantor, (b) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (c) pursue any other remedy in its power; and waives (to the extent permitted by applicable law) any defense arising by reason of any disability or other defense of any other Pledgor or any other Person, including without limitation any Guarantor, or by reason of the cessation from any cause whatsoever of the liability of any other Pledgor or any other Person, including without limitation, any Guarantor. The Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to any Pledgor who has an interest therein and the receipt thereof by such Pledgor shall be deemed a complete and full acquittance for the Collateral so delivered, and the Agent shall thereafter be discharged from any liability or responsibility therefor.

     9.   Dividends and Voting Rights.

     (a) All dividends and other distributions with respect to the Pledged Stock shall be subject to the pledge hereunder, provided, however, that so long as no Event of Default shall have occurred and be continuing, any cash dividends that are permitted to be made under the Credit Agreement may be retained by the Pledgors free from any Lien hereunder. Upon the occurrence and during the continuance of any Event of Default, any cash dividends and other distributions with respect to the Pledged Interests shall be promptly delivered to the Agent (together, if the Agent shall request, with stock powers or instruments of assignment duly executed in blank affixed to any stock certificate or other negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder or, at the option of the Agent, to be applied to the Secured Obligations as they become due.

     (b) So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of any Pledgor shall not be changed and the Pledgors shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

     (c) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgors to receive and retain cash dividends or other distributions upon the Collateral pursuant to subsection (a) above shall cease and shall thereupon be vested in the Agent for the benefit of the Lenders.

     (d) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgors to exercise the voting or consensual rights and powers which they are authorized to exercise with respect to the Collateral pursuant to subsection (b) above shall cease and the Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Agent or its nominee or agent for the benefit of the Lenders and exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Pledgor hereby appoints the Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder or other owner or equity holder with respect to the Pledged Interests hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable prior to the earlier of a cure or waiver of such Event of Default or the termination of this Agreement as set forth in Section 22 hereof, and each Pledgor hereby agrees to provide such further proxies as the Agent may reasonably request consistent with this subsection (d); provided, however, that the Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

     10. Power of Sale. Until the occurrence of the Collateral Termination Date, the power of sale and other rights, powers and remedies granted to the Agent for the benefit of the Lenders hereunder shall continue to exist and may be exercised by the Agent at any time and from time to time irrespective of the fact that any Secured Obligations or any part thereof may have become barred by any statute of limitations or that the liability of any Pledgor may have ceased.

     11. Other Rights. The rights, powers and remedies given to the Agent for the benefit of the Lenders by this Agreement shall be in addition to all rights, powers and remedies given to any Lenders by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the Lenders shall continue in full force and effect until such right, power or remedy is specifically waived by the Required Lenders by an instrument in writing.

     12. AntiMarshalling Provisions. The right is hereby given by each Pledgor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release such Pledgor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in Section
10.5 of the Credit Agreement. Each Pledgor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     13.   Absolute  Rights and Obligations.  All rights  of  the
Secured Parties, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

          (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured
     Obligations, or any other amendment or waiver of or any consent to departure from, the Credit Agreement or any other Loan Document, including, but not limited to, (i) an increase or decrease in the Secured Obligations and (ii) an amendment of any Loan Document to permit the Agent or the Lenders or any one or more of them to extend further or additional credit to the Borrower in any form including credit by way of loan, purchase of assets, guarantee or otherwise, which credit shall thereupon be and become subject to the Credit Agreement and the other Loan Documents as a Secured Obligation;

          (b) any taking and holding of collateral or guarantees (including without limitation any collateral pledged as security for the Secured Obligations under the other
     Security Instruments) for all or any of the Secured Obligations; or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any such collateral or guarantees, or any nonperfection of any such collateral, or any consent to departure from any such guaranty;

          (c) any manner of application of collateral, or proceeds thereof, securing payment or enforcement of all or any of the Secured Obligations, or the manner of sale of any such collateral;

          (d) any consent by the Secured Parties to the change, restructure or termination of the corporate structure or existence of the Borrower or any Pledgor and any corresponding restructure of the Secured Obligations, or any other restructure or refinancing of the Secured Obligations or any portion thereof;

          (e) any modification, compromise, settlement or release by the Secured Parties, by operation of law or otherwise, collection or other liquidation of the Secured Obligations or the liability of the Borrower, any Pledgor or any Guarantor or of any collateral for the Secured Obligation (including without limitation any collateral pledged as security for the Secured Obligations under the other Security Instruments), in whole or in part, and any refusal of payment by the Agent or any Lender in whole or in part, from any obligor or Guarantor in connection with any of the Secured Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, any Pledgor; or

          (f)    any   other   circumstance  (including   without
     limitation any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or a Pledgor.

     The granting of a Security Interest in the Collateral shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party, upon the insolvency, bankruptcy or reorganization of the Borrower or any Pledgor or otherwise, all as though such payment had not been made.

     14. Definitions. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in New York, and such definitions are hereby incorporated herein by reference and made a part hereof.

     15. Entire Agreement. This Agreement, together with the Credit Agreement, the Guaranty Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

     16. Further Assurances. Each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Lenders hereunder. Each Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Lenders, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgors or any other Person to any of such issuers or obligors.

     17. Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Pledgor shall assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Secured Obligations.

     18. Swap Agreements. All obligations of the Borrower under Swap Agreements to which any Lender or its affiliates are a party shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

     19. Severability. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

     20. Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     21. Indemnification. Without limitation of Section 12.9 of the Credit Agreement or any other indemnification provision in any Loan Document, each Pledgor hereby covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement, including without limitation expenses incurred pursuant to Section 3(b) hereof, or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Assignor has incurred any Obligation (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Assignor shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of the Agent or any Lender. The agreements in this Section 21 shall survive repayment of all Secured Obligations, termination or expiration of this Agreement and occurrence of the Collateral Termination Date.

     22. Termination. This Agreement and all obligations of the Pledgors hereunder shall terminate on the Collateral Termination Date, at which time the Liens and rights granted to the Agent for the benefit of the Lenders hereunder shall automatically terminate and no longer be in effect, and the Collateral shall automatically be released from the Liens created hereby. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Pledgors, deliver to the Pledgors the certificates evidencing the Pledged Stock or terminated registrar's certificates with respect to all other Pledged Interests (and any other property received as a dividend or distribution or otherwise in respect of the Pledged Interests then in its custody), together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Agent.

     23. Additional Shares. If any Pledgor shall acquire or hold (a) any additional shares of capital stock of any Pledged Subsidiary or (b) any shares of capital stock or any other equity of ownership interest of any Subsidiary not listed on Schedule I hereto which are required to be subject to a Pledge Agreement pursuant to the terms of Article IV, Section 8.19 or any other provision of the Credit Agreement (any such shares described in clauses (a) or (b) above being referred to herein as the "Additional Interests"), such Pledgor shall deliver to the Agent for the benefit of the Lenders (i) a revised Schedule I hereto reflecting the ownership and pledge of such and (ii) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and signed by such Pledgor. Each Pledgor shall comply with the requirements of this
Section 23 concurrently with the acquisition of any such Additional Interests in the case of shares described in clause
(a) above, and within the time period specified in Article IV or elsewhere in the Credit Agreement with respect to shares described in clause (b) above.

     24. Remedies Cumulative. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement, and the issuing of Letters of Credit for the benefit of, shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Assignor's assignment of the Assigned Interests pursuant to the terms hereof.

     25. Notices. Any notice required or permitted hereunder shall be given, (a) with respect to any Pledgor, care of the Borrower at its address indicated in Section 12.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 12.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in Section 12.2 of the Credit Agreement.

     26.  Governing Law; Venue; Waiver of Jury Trial.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

          (b) EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE
     TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK,
     STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION
     12.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

          (d) NOTHING CONTAINED IN SUBSECTIONS (b) or (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY PLEDGOR OR ANY OF SUCH PLEDGOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH PLEDGOR AND THE AGENT ON BEHALF OF THE SECURED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     IN WITNESS WHEREOF, the parties have duly executed this Pledge Agreement on the day and year first written above.

                         PLEDGORS:

                         HEADWAY CORPORATE RESOURCES, INC.

                         By: (Signature)

                         WHITNEY PARTNERS, L.L.C.

                         By: (Signature)

                         HEADWAY CORPORATE STAFFING
                            SERVICES, INC.
                         HEADWAY CORPORATE STAFFING SERVICES
                             OF CONNECTICUT, INC.
                         HCSS EAST, INC.
                         HCSS HOLDINGS, INC.

                         By: (Signature)

                         AGENT:

                         NATIONSBANK, NATIONAL ASSOCIATION,
                            as Agent for the Lenders

                         By: (Signature)